                                                                    Exhibit 10.5

                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (the "Agreement"), made as of the 18th day of February, 2005, by and among Gosling Partners Inc., a Delaware corporation (the "Company") and the persons listed on Schedule I hereto (the "Stockholders" and, individually, a "Stockholder").

     WHEREAS, the Stockholders own all of the issued and outstanding stock of the Company in the amount shown opposite their names on Schedule I; and

     WHEREAS, the Company and Stockholders desire to agree to certain restrictions and covenants in connection with the ownership of such stock in the Company and the management of the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual promises set forth below, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions of Shares. As used in this Agreement, "Shares" shall mean and include all common stock, $0.01 par value per share ("Common Stock") of the Company, together with any shares of Common Stock and other capital stock of the Company acquired as a result of any conversion, stock split, stock dividend, recapitalization or the like.

     2. Voluntary Transfers. Each Stockholder hereby agrees that he, she or it will not sell, assign, encumber, transfer pursuant to any pledge, or make any other disposition or transfer (each a "Transfer") of any Shares now or hereafter owned by him, her or it unless all of the provisions of this Agreement that are applicable to such Transfer have been complied with.

     3. Prohibited and Permitted Transfers. From and after the date hereof, except as permitted by this Section 3, no Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of its Shares except pursuant to Section 4 hereof. Notwithstanding the foregoing, a Stockholder may transfer all or any of his Shares without complying with this
Section 3: (i) if the Stockholder is an individual, by way of gift to his spouse or to the siblings or lineal descendants or ancestors of such Stockholder or his spouse, or to any trust for the benefit of any one or more of the foregoing; provided, that any such transferee shall agree in writing, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder transferring such Shares;
(ii) if the Stockholder is an individual, by will or the laws of descent and distribution; provided, that such Shares shall thereafter remain subject to the provisions of this Agreement to the same extent they would be if held by the Stockholder; (iii) pursuant to a merger or consolidation of the Company with any other entity in which all of the Stockholders are participating on a ratable basis (based upon the number of Shares held); (iv) to another Stockholder provided that such Shares as are transferred to a Stockholder shall thereafter remain subject to the provisions of this Agreement; or (v) pursuant to a sale in which Castle Brands Inc. (the "Majority Stockholder") is selling all of its shares; provided that the purchaser of the Shares of the Majority Stockholder shall have executed and delivered an agreement, in a form acceptable to the Company, to be bound by the terms of this Agreement. Notwithstanding the foregoing, borrowings with commercial banks or comparable financial institutions, secured by
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the Shares, are permitted, as long as the lending institution agrees to be bound by the provisions of this Agreement, should it obtain title to the Shares.

     4. Right of First Refusal. If any Stockholder shall at any time receive a bona fide offer from a third party to purchase for cash all of his, her or its Shares that the Stockholder wishes to accept, he or she shall give written notice to the Company stating the price, terms and the potential purchaser of the Shares. The Company shall have the option to purchase all, but not less than all, of the offered Shares at the price and on the other terms stated in the notice. The option to purchase the Shares shall be exercisable by notice given to the applicable Stockholder at any time within 30 days of the receipt of the notice given by such Stockholder. If the Company does not exercise its option within 30 days after receipt of the notice given by any Stockholder, the Stockholder shall give notice to the other Stockholders stating the price, terms and the potential purchaser of the Shares. The Stockholders shall have the option to purchase a number of the offered Shares equal to the same percentage of shares then owned by the Stockholder (excluding the offered Shares) at the price and on the other terms stated in the notice; provided that in order to fully exercise their rights as set forth in this Section 4 the Stockholders must collectively purchase all of the offered shares. If any Stockholder declines to exercise his, her or its rights set forth in this Section 4, the Stockholders exercising such rights shall be entitled to purchase the non-exercising Stockholders' portion of the Shares equal to the same percentage of shares then owned by the Stockholder (excluding the offered Shares and the shares of the non-exercising Stockholder). If neither the Company nor any of the other Stockholders exercises its option within 30 days after receipt of the notice given by the Stockholder, such Stockholder may, at any time within 60 days following the expiration of that 30-day option period, sell for value all, but not less than all, of the offered Shares to the purchaser listed in the notice at a cash price per share not less than the minimum price stated in the notice, provided that (i) prior to any sale, counsel for such Stockholder shall have delivered to the Company its opinion, in form and substance reasonably acceptable to the Company, that the sale will not violate any applicable federal or state securities law and (ii) the purchaser shall have executed and delivered an agreement, in a form acceptable to the Company, to be bound by the terms of this Agreement. If the offered Shares remain unsold at the end of such 60-day period, such Shares may not thereafter be transferred (except as may be permitted under another provision of this Agreement) unless the applicable Stockholder again complies with this Section 4.

     5. Preemptive Right. If the Company proposes to issue any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, other than securities issued as a result of any stock split, stock dividend, reclassification, recapitalization or the like the Company will deliver to each Stockholder a written notice (the "New Issuance Notice") not less than thirty (30) days prior to the date of completion of such issuance (the "New Issuance"). Each Stockholder shall have the right, exercisable within fifteen (15) business days of the date of the New Issuance Notice, to purchase all or any part of such Stockholder's Pro Rata Share (as defined below) of the New Securities at the price and on the terms and conditions on which the Company proposes to make the New Issuance, such price to be paid in full in cash or by check against the issuance and delivery of the New Securities promptly after notice from the Company. For purposes of this Section 5, a Stockholder's "Pro Rata Share" means the product of (x) the number of New Securities and (y) a fraction, the numerator of which is the number of shares of Common Stock outstanding as of the date of (and


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immediately prior to) the proposed New Issuance held by such Stockholder and the denominator of which is the total number of shares of Common Stock outstanding as of the date of (and immediately prior to) the proposed New Issuance.

     6. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, Castle shall be entitled to the greater of its pro rata share of ownership in the Company or $5,000,000 of the assets of the Company available for distribution to its stockholders.

     7. Certain Covenants. The Company covenants and agrees that it will comply with and observe the following covenants and provisions, unless with respect to a specific transaction, event or action that is subject to the provisions of this Section 7, it shall have been permitted to effect, participate in or proceed with such transaction, event or action pursuant to the approval of the members of the Board of Directors representing in the aggregate at least 80% of the outstanding shares of the Company:

          (a) The Company will not enter into or be a party to any material transaction or arrangement with any director, officer, employee or Stockholder of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, employees, directors or Stockholders or members of their immediate families, except in the ordinary course of business and on terms not less favorable to the Company than it would obtain in a comparable arm's length transaction with an unrelated third party.

          (b) The Company will not increase the number of directors serving on its Board of Directors to more than five (5).

     8. Inspection Right. The Company shall permit each Stockholder and any authorized representative thereof, at such Stockholder's expense, to visit and inspect the properties of the Company, to examine its records, including its corporate and financial records, and to discuss its affairs, finances and accounts with its officers and certified public accountants, all at such reasonable times upon reasonable prior written notice to the Company and in a manner which does not unduly interfere with the business and operations of the Company. The rights set forth in this Section 8 shall be exercised solely in furtherance of the proper interests of such Stockholder as an investor in the Company, and any Stockholder exercising its rights of inspection hereunder, and its agents and representatives, shall maintain the confidentiality of all financial and other confidential information of the Company acquired by them except as and only to the extent required by applicable laws, regulations or legal process. In addition, if requested by the Company, and as a condition to each Stockholder exercising its rights hereunder, such Stockholder shall execute a confidentiality agreement with the Company containing terms and conditions reasonably satisfactory to the Company.

     9. Specific Enforcement. The Company and each Stockholder expressly agree that the Stockholders and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement, the non-breaching Stockholders and/or the Company, as applicable, shall, in addition to all other remedies, each be entitled to a temporary or permanent


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injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     10. Failure to Deliver Shares. If a Stockholder becomes obligated to sell any Shares pursuant to the terms of this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or any of the other Stockholders, as the case may be, may, at his, her or its option, in addition to all other remedies he, she or it may have, send to such Stockholder the applicable purchase price for such Shares as determined in accordance with the terms of this Agreement. Thereupon, the Company upon written notice to such Stockholder (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the appropriate transferee in accordance with the terms of this Agreement, a new certificate or certificates representing such Shares, and thereupon all of such Stockholder's rights in and to such Shares shall terminate.

     11. Management. The Company shall be managed and controlled by the Board of Directors. The Board of Directors of the Company shall comprise of five (5) directors, three (3) of whom shall be appointed by the Majority Stockholder, one by Gosling's Export (Bermuda) Limited and one by E. Malcolm B. Gosling (or his designee). The Stockholders agree that, at the first Board of Directors meeting held after the date hereof for the purpose of electing the officers of the Company or in connection with the taking of any written consent to action in respect thereto, each of the Stockholders shall direct his or its Board of Director designee to vote in favor of the election of E. Malcolm B. Gosling as President and Chief Executive Officer, Matt MacFarlane as Chief Financial Officer and Treasurer, Nancy Gosling as Secretary and Amelia Gary as Assistant Secretary of the Company, to ensure the election of such persons as such officers of the Company. The Company plans to separately enter into a five-year employment agreement with E. Malcolm B. Gosling, which agreement shall contain standard protective and non-compete provisions, and will endeavor to obtain at least $5,000,000 of Key Man Insurance on the life of E. Malcolm B. Gosling. The obligations set forth in this Section 11 shall terminate effective, as to each Stockholder, upon the sale of all of the Stockholder's Shares or upon the death or permanent disability of such Stockholder. Notwithstanding the appointment of Matt MacFarlane as Treasurer, the Stockholders hereby agree that all functions normally performed by the treasurer of a corporation shall be performed by Castle Brands Inc. which shall maintain the financial records on behalf of the Company, unless otherwise mutually agreed in writing by the Stockholders. The Company shall reimburse Castle Brands Inc. for its reasonable expenses in connection with providing such accounting and financial reporting, such expenses to be documented and subject to periodic review by the Chief Executive Officer and the Board of Directors.

     12. Notices. Notices given hereunder shall be in writing and shall be deemed received (i) when delivered by hand or telecopy or other method of facsimile, (ii) the next business day after sent by a nationally recognized overnight delivery service, and (iii) five (5) business days after sent by certified or registered mail, return receipt requested, postage prepaid, to the party being notified as set forth below:

     If to the Company, at c/o E. Malcolm B. Gosling, 78 Oak Street, Weston, MA 02493, Fax: (781) 891-0228, Attention: President and Chief Executive Officer, or at such other address


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or addresses as may have been furnished in writing by the Company to the
Stockholder, with a copy to Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, NY 10022.

     If to a Stockholder, at the address set forth on the applicable schedule hereto, or at such other address or addresses as may have been furnished in writing by the Stockholders to the Company.

     13. Invalidity of Transfer. No purported Transfer of any Shares by any of the Stockholders in violation of any provision of this Agreement shall be valid, and the Company shall not transfer any of said Shares on the books of the Company, nor shall any of said Shares be entitled to vote, nor shall any dividends be paid thereon during the period of any such violation. Such disqualifications shall be in addition to and not in lieu of any other legal or equitable right to enforce said provisions.

     14. Extraordinary Events. If from time to time during the term hereof there is any stock split, stock dividend, reclassification, recapitalization or similar event, then, in such event, any and all new, substituted or additional securities or other property (other than cash) to which a Stockholder is entitled to receive by reason of his, her or its ownership of Shares shall be immediately subject to the provisions of this Agreement and be included in the term "Shares" for all purposes hereof.

     15. Legend. All certificates representing any Shares held by any Stockholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 18, 2005 (AS THE SAME MAY THEREAFTER BE FURTHER AMENDED, RESTATED OR MODIFIED), A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

          Each Stockholder agrees that the Company may impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in this Section 15 to enforce the provisions of this Agreement. The legend may be removed upon termination of this Agreement.


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     16. Term; Termination of Agreement.

     (a) The term of this Agreement shall be for the longer of twenty five (25) years or ten (10) years past the expiration of the Export Agreement, dated as of February 14, 2005, among the Company, Gosling's Export (Bermuda) Limited and Gosling Brothers Limited (the "Export Agreement"), unless earlier terminated as provided in subsection (b) or unless extended by mutual written agreement.

     (b) This Agreement shall earlier terminate upon the occurrence of any of the following events, provided that such termination shall not affect any right or remedy existing hereunder prior to the effective date of such termination:

          (i) mutual written agreement of the Stockholders;

          (ii) a sale of all of the shares of Common Stock held by all of the Stockholders (but nothing in this Agreement would preclude the Majority Stockholder from issuing its own equity or entering into a merger with or a sale to a third party);

          (iii) a merger (in which the Company is not the surviving entity), a consolidation or a sale of all or substantially all of the assets of the Company;

          (iv) the cessation of the Company's business;

          (v) one of the Stockholders becoming the owner of all shares of the capital stock of the Company.

     17. Change of Control. In the event that the Majority Stockholder transfers control of the Company, either directly (through the sale of substantially all of its Shares) or indirectly (through the sale or merger of Castle Brands Inc.), the new controlling person shall agree to be bound by the terms and conditions of this Agreement as set forth in Section 3, and the Export Agreement shall remain in full force and effect, provided that if the new controlling person wishes to sell its interest in the Company, either directly or indirectly, the approval of Gosling Brothers Limited and Gosling's Export (Bermuda) Limited would be required to effectuate such a sale.

     18. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the stockholders representing at least 80% of the outstanding shares. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and permitted assigns and transferees of the Company and each of the Stockholders.


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     20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited, invalid or unenforceable under such applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, and such prohibition, invalidity or unenforceability shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     21. Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

     22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

     23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law.

     24. Interpretation. The parties acknowledge and agree that: (i) each party and its counsel, if any, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

     25. Arbitration

          In the event any disagreement or dispute among the parties arises under or out of this Agreement, including termination issues, such disagreement or dispute shall be submitted to Judicial Mediation Services, Inc., a professional arbitration service consisting of retired Federal and State judges ("JAMS") for binding arbitration unless the parties mutually agree upon an alternative dispute resolution service. The arbitration shall be conducted in accordance with the rules of JAMS or such other dispute resolution service as might be agreed upon and shall be held in New York, New York. Any award made by JAMS or such other dispute resolution service as might be agreed upon shall be binding upon the parties. Binding arbitration shall be the exclusive remedy for breach of this Agreement by any party. The parties shall share equally all costs of arbitration other than representation by counsel which shall be at each party's own expense.

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
                                                                  EXECUTION COPY

                      STOCKHOLDERS AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as the case may be, as of the date first above written.

                                        GOSLING PARTNERS INC.


                                        By: /s/ E. Malcolm B. Gosling
                                            ------------------------------------
                                        Name: E. Malcolm B. Gosling
                                        Title: President and Chief Executive
                                               Officer


                                        STOCKHOLDERS:


                                        By: /s/ E. Malcolm B. Gosling
                                            ------------------------------------
                                        E. Malcolm B. Gosling


                                        GOSLING'S LIMITED


                                        By: /s/ Nancy Gosling
                                            ------------------------------------
                                        Name: Nancy Gosling
                                        Title: President


                                        CASTLE BRANDS INC.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Name: Mark Andrews
                                        Title: Chairman and Chief Executive
                                               Officer

                                   SCHEDULE I

                                  Stockholders

Name                               Number of Shares Owned
----                               ----------------------
E. Malcolm B. Gosling              200,000
78 Oak Street
Weston, MA 02493

Gosling's Limited                  200,000
PO Box HM827,
Hamilton, HM CX
Bermuda

Castle Brands Inc.                 600,000
570 Lexington Avenue, 29th Floor
New York, NY 10022